As filed with the Securities and Exchange Commission on February 21, 1995

                                     Registration No. 33-56961 and 33-56961-01

==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ___________


                                AMENDMENT NO. 1
                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________


      SUNAMERICA CAPITAL TRUST I                      SUNAMERICA INC.

(Exact name of Registrant as specified          (Exact name of Registrant
           in its charter)                     as specified in its charter)

              Delaware                                    Maryland
    (State or other jurisdiction of           (State or other jurisdiction of
    incorporation or organization)             incorporation or organization)


        To Be Applied For                              86-0176061

(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

     1 SunAmerica Center                        1 SunAmerica Center
Los Angeles, California 90067-6022       Los Angeles, California 90067-6022
        (310) 772-6000                             (310) 772-6000
   (Address and telephone number            (Address and telephone number
  of principal executive offices)           of principal executive offices)

                             Susan L. Harris, Esq.
            Vice President and General Counsel - Corporate Affairs
                                SunAmerica Inc.
                              1 SunAmerica Center
                      Los Angeles, California 90067-6022
                                (310) 772-6000
                      (Name, address and telephone number
                             of agent for service)
                                  __________

                                Copies to:
      David W. Ferguson, Esq.                       Gregg A. Noel, Esq.
      Davis Polk & Wardwell               Skadden, Arps, Slate, Meagher & Flom
        450 Lexington Avenue               300 South Grand Avenue, Suite 3400
      New York, New York 10017                Los Angeles, California 90071
           (212) 450-4000                              (213) 687-5000
                                  __________

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ( )
                                  __________

                                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================================

                                                                         Proposed maximum
                                                                        offering price per     Proposed maximum       Amount of
     Title of each class of securities to be          Amount to be          Preferred        aggregate offering     registration
                   registered                          registered          Security(1)            price (1)             fee
_________________________________________________________________________________________________________________________________


Preferred Securities of SunAmerica Capital
Trust and Junior Subordinated Debentures          5,500,000 Preferred
due 2044 of SunAmerica Inc.(2)...............        Securities(3)            $24.625             $135,437,500        $46,703.00(4)
_________________________________________________________________________________________________________________________________
Guarantee of SunAmerica Inc. with respect
to Preferred Securities of SunAmerica
Capital Trust I (5)..........................                __                  __                      __                  __
=================================================================================================================================


(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) based on the average of the high and low prices for SunAmerica Inc.'s 9-1/4% Preferred Stock, Series B on December 13, 1994.

(2)   The Junior Subordinated Debentures will be deposited as trust assets of SunAmerica Capital Trust I.  No separate consideration will be received in respect of such deposit.
(3)   To the extent participants in the Offer (as defined herein) elect not to participate in the Offer, the number of Preferred securities issued will be reduced and the number of Junior Subordinated Debentures deposited with SunAmerica Capital Trust col I as trust assets will be reduced commensurately.
(4)   Previously paid.
(5)   No separate consideration will be received for the SunAmerica Inc. Guarantee.  Pursuant to Rule 457(a) no separate fee is payable in respect of the SunAmerica Inc. Guarantee.

=================================================================================================================================

   The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and
Exchange Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================


                             CROSS REFERENCE SHEET

                                SUNAMERICA INC.

                          SUNAMERICA CAPITAL TRUST I


                             CROSS REFERENCE SHEET

               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4


                                                                                   CAPTION IN OFFERING
                     FORM S-4 ITEM NO.                                             CIRCULAR/PROSPECTUS
                     _________________                                             ___________________
 1.    Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus. . . . . . . . . . .          Outside Front Cover Page; Inside Front Cover Page
 2.    Inside Front and Outside Back Cover Pages of
       Prospectus. . . . . . . . . . . . . . . . . . . . . . . .    Inside Front Cover Page; Available Information;
                                                                    Incorporation of Certain Documents by Reference; Table of
                                                                    Contents

 3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information . . . . . . . . . . . . . . . . .      Offering Circular/Prospectus Summary; Special
                                                                    Considerations Relating to the Offer; SunAmerica;
                                                                    SunAmerica Capital Trust I; Ratio of Earnings to Fixed
                                                                    Charges; Selected Consolidated Financial Data
 4.    Terms of the Transaction. . . . . . . . . . . . . . . .      The Offer; Description of the Preferred Securities;
                                                                    Description of the Junior Subordinated Debentures;
                                                                    Description of the Preferred Securities Guarantee; Taxation

 5.    Pro Forma Financial Information. . . . . . . . . . .         Not Applicable
 6.    Material Contacts with the Company Being
       Acquired. . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
 7.    Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters. . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
.
 8.    Interests of Named Experts and Counsel. . . . . .            Legal Matters
 9.    Disclosure of Commission  Position on
       Indemnification for Securities Act Liabilities. . .          Not Applicable
10.    Information with Respect to S-3 Registrants. . . .           Not Applicable
11.    Incorporation of Certain Information by
       Reference. . . . . . . . . . . . . . . . . . . . . . . .     Incorporation of Certain Documents by Reference
12.    Information with Respect to S-2 or S-3
       Registrants . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
13.    Incorporation of Certain Information by
       Reference . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
14.    Information with Respect to Registrants Other
       than S-3 or S-2 Registrants. . . . . . . . . . . . . .       Not Applicable
15.    Information With Respect to S-3 Companies. . . .             Not Applicable
16.    Information with Respect to S-2 or S-3
       Companies. . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
17.    Information with Respect to Companies Other
       Than S-3 or S-2 Companies. . . . . . . . . . . . . .         Not Applicable
18.    Information if Proxies, Consents or
       Authorizations are to be Solicited. . . . . . . . . .        Not Applicable
19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer. . . . . . . . . . . . . . . . . . . . .      Incorporation of Certain Documents by Reference




              SUBJECT TO COMPLETION, DATED FEBRUARY 21, 1995


OFFERING CIRCULAR/PROSPECTUS


                        SUNAMERICA CAPITAL TRUST I

                           OFFER TO EXCHANGE ITS

             % TRUST ORIGINATED PREFERRED SECURITIES ("TOPrS")

                        (liquidation amount $25 per
                          Preferred Security and
                 guaranteed to the extent set forth herein
                            by SunAmerica Inc.)

                 FOR UP TO 5,500,000 OUTSTANDING SHARES OF

                     9 1/4% PREFERRED STOCK, SERIES B

                                    OF

                              SUNAMERICA INC.

                      THE OFFER, THE PRORATION PERIOD
                     AND WITHDRAWAL RIGHTS WILL EXPIRE
            AT 5:00 P.M. NEW YORK CITY TIME, ON MARCH   , 1995,
                       UNLESS THE OFFER IS EXTENDED.




         SunAmerica Capital Trust I, a Delaware business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Offering
Circular/Prospectus, constitute the "Offer"), to exchange its     % Trust
Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred") of SunAmerica Inc., a Maryland corporation ("SunAmerica"). Exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned. Concurrently with the acceptance by the Trust of Series B Preferred validly tendered in the Offer, SunAmerica will
deposit in the Trust as trust assets its    % Junior Subordinated Debentures,
Series A, due 2044 (the "Junior Subordinated Debentures") having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities to be issued by the Trust.

         Holders of Series B Preferred may participate in the Offer by properly completing and signing the Letter of Transmittal and tendering their shares of Series B Preferred as described in "The Offer -- Procedures for Tendering" in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date (as defined herein). In order to participate in the Offer, holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.

         For a description of the other terms of the Offer, see "The
Offer -- Terms of the Offer"; "-- Expiration Date; Extensions; Amendments; Termination"; "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration". The Trust expressly reserves the right to extend, amend or modify the terms of the Offer, and not accept for exchange any Series B Preferred, at any time prior to the Expiration Date (as defined herein) for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B Preferred are tendered (which condition may be waived by SunAmerica and the Trust). See "The Offer -- Expiration Date; Extensions; Amendments; Termination".

         The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust, a business trust formed under the laws of the State of Delaware. SunAmerica will own directly all of the securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing (i) Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets and (ii) Common
Securities to SunAmerica and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that if an Event of Default (as defined herein) with respect to the Junior Subordinated Debentures occurs and is continuing, the holders of Preferred Securities will have a preference over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity.

         Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an
annual rate of      % of the liquidation amount of $25 per Preferred Security, and will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Expiration Date occurs ("distributions"). Cash distributions in arrears for more than one
month will bear interest thereon at the rate per annum of      % of the stated
liquidation amount of $25 per Preferred Security, compounded monthly. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made. The payment of distributions out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by SunAmerica on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee". SunAmerica has the right from time to time to defer the payment of interest on the Junior Subordinated Debentures for one or more Extension Periods (as defined herein) at the end of each of which all accrued and unpaid interest is required to be paid in full. If SunAmerica were not to make interest payments on the Junior Subordinated Debentures, the Trust will not make distributions on the Preferred Securities or the Common Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not cover payment of distributions when the Trust does not have sufficient funds to make such distributions. For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Trust and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Preferred Securities, see "Risk Factors"; "Description of the Preferred Securities -- Optional Redemption"; "-- Special Event Redemption or Distribution"; "-- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures".

         The Junior Subordinated Debentures to be deposited in the Trust as trust assets and held by the Property Trustee (as defined herein) for the benefit of the holders of the Trust Securities will mature on
             , 2044 and will bear interest at an annual rate of      % of the
principal amount thereof from the Accrual Date. In addition, the Property Trustee, as the owner and holder of the Junior Subordinated Debentures will be entitled to interest at the rate of 9 1/4% per annum of the principal amount thereof from March 15, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. Interest will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Expiration Date occurs; provided that, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months (each, an "Extension Period"). Prior to the termination of any such Extension Period, SunAmerica may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. No interest shall be due and payable during an Extension Period, but at the end of such Extension Period SunAmerica shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. During any such Extension Period, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Mandatory Conversion Premium Dividend Preferred Stock (the "Series D Preferred Stock") in accordance with the terms of such stock. Upon the termination of any Extension Period and the payment of all interest then due, SunAmerica may commence a new Extension Period. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

         The Series B Preferred is listed and principally traded on the New York Stock Exchange, Inc. (the "NYSE"). On December 19, 1994, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of the Series B Preferred on the NYSE as reported on the Composite Tape was $25 3/8 per share. The closing sales price of the Series B Preferred on the NYSE on February 16, 1995 was
$26 1/8. Stockholders are urged to obtain current market quotations for the Series B Preferred. To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities and Series B Preferred".

         Application has been made to list the Preferred Securities on the NYSE. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived by SunAmerica or the Trust.

         Neither the board of directors of SunAmerica nor SunAmerica nor the Trustees nor the Trust makes any recommendation to holders of Series B Preferred as to whether to tender or refrain from tendering in the Offer. Holders of Series B Preferred are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS,
                    AND ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.



         THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFER NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS.

         Merrill Lynch & Co. has been retained as Dealer Manager to solicit exchanges of Series B Preferred for Preferred Securities. See "The Offer -- Dealer Manager". Georgeson & Company Inc. has been retained by SunAmerica and the Trust to act as Information Agent to assist in connection with the Offer.

                     The Dealer Manager for the Offer is:
                             Merrill Lynch & Co.

      The date of this Offering Circular/Prospectus is February  , 1995.



                             DIAGRAM OF OFFERS

[GRAPHIC A]

(SEE APPENDIX A FOR DESCRIPTION OF GRAPHIC MATERIAL)


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN
THIS OFFERING CIRCULAR/PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUNAMERICA, THE TRUST, THE TRUSTEES OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR/PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNAMERICA OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR
WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SERIES B PREFERRED
IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, SUNAMERICA AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SERIES B PREFERRED IN SUCH JURISDICTION. IN ANY JURISDICTION
THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY
A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.



                             AVAILABLE INFORMATION

         SunAmerica is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning SunAmerica can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.


         This Offering Circular/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by SunAmerica and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Offering Circular/Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to SunAmerica, the Trust and the securities offered hereby.

         No separate financial statements of the Trust have been included or incorporated by reference herein. SunAmerica and the Trust do not consider that such financial statements would be material to holders of Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of SunAmerica and its issuance of Trust Securities. See "SunAmerica Capital Trust I", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures". The Trust is a statutory business trust formed under the laws of the State of Delaware. SunAmerica, as of the date hereof, beneficially owns all of the beneficial interests in the Trust. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the Trust as soon as available after the end of the Trust's fiscal year.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         SunAmerica's Annual Report on Form 10-K for the year ended September 30, 1994 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 have been filed with the Commission and are incorporated herein by reference.

         All documents filed by SunAmerica pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular/Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Offering Circular/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Offering Circular/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Offering Circular/Prospectus.

         This Offering Circular/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. SunAmerica will provide without charge to each person, including any beneficial owner of the Series B Preferred, to whom this Offering Circular/Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Shareholder Communications of SunAmerica at 1 SunAmerica Center, Los Angeles, California 90067-6022 (Telephone (310) 772-6000). In order to ensure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.




                               TABLE OF CONTENTS
                                                                          Page


Offering Circular/Prospectus Summary.....................................    4
Risk Factors. . . .......................................................   13
Comparison of Preferred Securities and Series B Preferred..............     17
SunAmerica...............................................................   20
SunAmerica Capital Trust I...............................................   21
Ratio of Earnings to Fixed Charges.......................................   24
Selected Consolidated Financial Data.....................................   25
Capitalization...........................................................   27
The Offer................................................................   28
Listing and Trading of Preferred Securities and Series B Preferred.......   35
Transactions and Arrangements Concerning the Offer.......................   35
Fees and Expenses; Transfer Taxes........................................   35
Price Range of Series B Preferred........................................   36
Description of the Preferred Securities..................................   37
Description of the Preferred Securities Guarantee........................   47
Description of the Junior Subordinated Debentures........................   49
Relationship Between the Preferred Securities, the Junior Subordinated
  Debentures and the Preferred Securities Guarantee......................   57
Taxation.................................................................   58
Legal Matters............................................................   61
Experts..................................................................   62
ERISA Matters............................................................   62




                     OFFERING CIRCULAR/PROSPECTUS SUMMARY


         The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Offering Circular/Prospectus.

                                  SunAmerica

         SunAmerica is a diversified financial services company with more than $24 billion of assets owned or under management. At December 31, 1994, these assets consisted of $14.78 billion of assets owned by SunAmerica, $2.04 billion of assets managed in mutual funds and private accounts and $7.63 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

                          SunAmerica Capital Trust I

         SunAmerica Capital Trust I is a statutory business trust that was
formed under the Delaware Business Trust Act (the "Trust Act") on February   ,
1995. The Trust's original declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Series B Preferred in the Offer (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part. See "The Offer -- Terms of the Offer" and "-- Acceptance of Shares and Proration" for information regarding the Trust's acceptance of Series B Preferred in the Offer. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. In this Offering Circular/Prospectus, the phrase, "holders of Preferred Securities," refers to the beneficial owners of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company." SunAmerica has agreed to acquire Common Securities in an amount equal to at least 3% of the
total capital of the Trust and will own all of the Common Securities.   The
Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that if an Event of Default with respect to the Junior Subordinated Debentures occurs and is continuing, the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity.

         The number of trustees (the "Trustees") of the Trust shall initially be three. Two of the Trustees (the "Regular Trustees") are individuals who are employees or officers of, or affiliated with, SunAmerica. The third trustee is The Chase Manhattan Bank (USA), who will serve as property trustee (the "Property Trustee") and who shall be unaffiliated with SunAmerica. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. In addition, the Property Trustee will maintain exclusive control of a segregated bank account (the "Property Trustee Account") to hold all payment of all funds in respect of the Junior Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds in the Property Trustee Account. SunAmerica, as sponsor of the Trust (the "Sponsor"), has the right to appoint or remove any Trustee, to increase the number of Trustees and to appoint such additional Trustees.

         The Trust exists for the sole purpose of issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets and (ii) its Common Securities to SunAmerica and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act. See "SunAmerica Capital Trust I" and "Description of the Preferred Securities". The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money. In the Declaration, SunAmerica has agreed to pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Trust, including the fees and expenses of the Trustees and any Special Representative (as defined herein) and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors" and "Description of the Preferred Securities".

                        Certain Investor Considerations

               Prospective investors should carefully review the information contained elsewhere in this Offering Circular/Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

Potential Benefits to Exchanging Holders

     bullet    The cash distributions rate on the Preferred Securities will
be    basis points greater than the dividend rate on the Series B Preferred.
See "Comparison of Preferred Securities and Series B Preferred".

     bullet    Cash distributions on the Preferred Securities will be made monthly and thus more frequently than dividends on the Series B Preferred which are payable quarterly. See "Comparison of Preferred Securities and Series B Preferred".

     bullet    So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Preferred Securities (and the Common Securities) because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets will be equal to the sum of (x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Series B Preferred accepted in the Offer and (y) the amount of proceeds received by the Trust from the issuance of the Common Securities to SunAmerica, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities, (iii) the Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "Offering Circular/Prospectus Summary -- The Offer -- Description of Preferred Securities and Junior Subordinated Debentures" and "SunAmerica Capital Trust I."

     bullet    The Trust will have no independent operations and will exist for the sole purpose of issuing the Trust Securities as described herein and owning and holding through the Property Trustees the Junior Subordinated Debentures. See "SunAmerica Capital Trust I."

     bullet    If (i) the Trust fails to pay distributions in full on the
Preferred Securities for 18 consecutive monthly distribution periods; (ii) an Event of Default with respect to the Junior Subordinated Debentures occurs and is continuing; or (iii) SunAmerica is in default on any of its payment or other obligations under the Preferred Securities Guarantee, then the Declaration provides a mechanism whereby holders of the Preferred Securities may appoint a Special Representative which shall be authorized to direct the Property Trustee to enforce the Trust's creditor rights under the Junior Subordinated Debentures, to enforce the rights of the holders of the Preferred Securities under the Preferred Securities Guarantee and to enforce the rights of the holders of the Preferred Securities to receive distributions on the Preferred Securities. See "Description of the Preferred Securities -- Voting Rights".

     bullet    The Offer will allow SunAmerica to achieve certain tax
efficiencies while preserving its flexibility with respect to future financings because, in contrast to dividend payments on the Series B Preferred which are not deductible by SunAmerica, SunAmerica will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. See "The Offer -- Purpose of the Offer".

Potential Risks to Exchanging Holders

     bullet    Participation in the Offer will be a taxable event.  See "Risk
Factors -- Tax Consequences of the Offer".

     bullet    The obligations of SunAmerica under (i) the Junior Subordinated
Debentures are subordinate in right of payment to Senior Indebtedness (as defined herein) of SunAmerica, (ii) SunAmerica's payment obligations under the Preferred Securities Guarantee are subordinate in right of payment to all liabilities of SunAmerica, including the Junior Subordinated Debentures and
(iii) the Junior Subordinated Debentures and the Preferred Securities Guarantee are effectively subordinated to all liabilities of subsidiaries of SunAmerica. See "Risk Factors -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica".

     bullet    The Trust's ability to make distributions on the Preferred
Securities is solely dependent upon SunAmerica making interest payments on the Junior Subordinated Debentures when and as required, and the interest payment period on the Junior Subordinated Debentures may be extended under certain circumstances by SunAmerica in its sole discretion for up to 60 consecutive months during which no interest would be payable thereon. See "Risk Factors
- -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica; "-- Option to Extend Interest Payment Period; Tax Impact of Extension" and "-- Potential Market Volatility During Extension Period".

     bullet    Should SunAmerica not make payments on the Junior Subordinated
Debentures for any reason, including as a result of SunAmerica's election to extend the interest payment period on the Junior Subordinated Debentures, the Trust will not make distributions on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since such Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have sufficient funds to make the distributions. See "Risk Factors -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica".

      bullet   If SunAmerica elects to extend the interest period on the
Junior Subordinated Debentures, the Trust will continue to accrue interest income in respect of such Debentures which will be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period will include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Taxation -- Income from the Preferred Securities".

      bullet   While dividends on the Series B Preferred are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders. See "Comparison of Preferred Securities and Series B Preferred".

      bullet   The Preferred Securities are a new issue of securities with no established trading market. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".

Potential Risk to Non-Exchanging Holders

      bullet   The liquidity and trading market for untendered Series B
Preferred could be adversely affected to the extent Series B Preferred is tendered and accepted in the Offer. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".

                                   The Offer

Purpose of the Offer

         The purpose of the Offer is to refinance the Series B Preferred with the Preferred Securities and to achieve certain tax efficiencies while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible. See "The Offer -- Purpose of the Offer".

Terms of the Offer

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for up to 5,500,000 outstanding shares of Series B Preferred of SunAmerica. Exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. See "The Offer -- Terms of the Offer".

Expiration Date; Withdrawals

         Upon the terms and conditions of the Offer, including the provisions relating to proration described herein, the Trust will accept for exchange up to 5,500,000 shares of Series B Preferred, validly tendered and not withdrawn
prior to 5:00 p.m., New York City time, on March   , 1995, or if the Offer is
extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Series B Preferred pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Offering Circular/Prospectus. Shares of Series B Preferred not accepted because of proration will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to close. See "The Offer -- Withdrawal of Tenders"; "-- Expiration Date; Extensions; Amendments; Termination" and "-- Acceptance of Shares and Proration".

Extensions; Amendments; Termination

         Except as set forth in the following sentence, the Trust expressly reserves the right to (i) extend, amend or modify the terms of the Offer in any manner and (ii) withdraw or terminate the Offer and not accept for exchange any Series B Preferred, at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B Preferred are tendered (which conditions may be waived by the Trust). See "The Offer -- Expiration Date; Extensions; Amendments; Termination". In addition, the Trust will not accept shares of Series B Preferred validly tendered in the Offer if as of the Expiration Date there would be fewer than 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived.

Procedures for Tendering

         Each Holder of Series B Preferred wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Offering Circular/Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The First National Bank of Chicago, as Exchange Agent, at one of its addresses set forth in "The Offer -- Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or (b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described herein.

         In order to participate in the Offer, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.

LETTERS OF TRANSMITTAL, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO SUNAMERICA, THE TRUST, THE DEALER MANAGER OR THE INFORMATION AGENT.

Special Procedure for Beneficial Owners

         Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series B Preferred should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners".

Guaranteed Delivery Procedures

         If a Holder desires to accept the Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery".

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         If the Trust decreases the amount of Series B Preferred sought, and the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "Terms of the Offer -- Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for ten Business Days from and including the date of such notice.

         All shares of Series B Preferred not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

Delivery of Preferred Securities

         Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "Terms of the Offer -- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the Offer until approximately seven Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager or the Information Agent and may also be able to obtain such information from their brokers.

Description of Preferred Securities and Junior Subordinated Debentures

         The Preferred Securities evidence undivided preferred beneficial interests in the assets of the Trust and will rank pari passu with, and have terms equivalent to, the Common Securities; provided that if an Event of Default with respect to the Junior Subordinated Debentures occurs and is continuing, the holders of Preferred Securities will have a preference over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity. The Declaration does not permit the issuance by the Trust of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness for borrowed money by the Trust.

         Periodic cash distributions on each Preferred Security will be fixed
at a rate per annum of     % of the stated liquidation amount of $25 per
Preferred Security.  Distributions in arrears for more than one month will
bear interest thereon at the rate per annum of     % of the stated liquidation
amount of $25 per Preferred Security, compounded monthly. Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described herein, will be made monthly in arrears, on the last day of each month of each year, commencing on the last day of the month in which the Expiration Date occurs, but only if, and to the extent that, the Property Trustee has funds available in the Property Trustee Account to make such distribution. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made.

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 60 consecutive months and, as a consequence, monthly distributions on the Preferred Securities would not be made (but would continue to accrue with
interest thereon at the rate of   % per annum, compounded monthly) by the
Trust during any such Extension Period. If SunAmerica exercises this right, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         There will be deposited in the Trust as trust assets (i) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Series B Preferred accepted in the Offer and (ii) Junior Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to SunAmerica. Under the Declaration, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, in each case out of moneys held by the Property Trustee in the Property Trustee Account, are guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Trustee Account to make such distributions or other payments.

         The Preferred Securities are redeemable from time to time, in whole or in part, to the same extent as the Junior Subordinated Debentures are redeemable by SunAmerica, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of redemption (the "Redemption Price"), payable in cash. The Preferred Securities will be redeemed upon the maturity or earlier redemption or repurchase of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Mandatory Redemption".

         In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as hereinafter defined) arising from a change in law or a change in legal interpretation or other specified circumstances, the Trust may be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities on a pro rata basis, in lieu of any cash distribution. In the case of a Tax Event, in certain circumstances SunAmerica will also have the right in certain circumstances to redeem the Junior Subordinated Debentures. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, SunAmerica will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

         The Junior Subordinated Debentures will be issued pursuant to an indenture, dated as of March 15, 1995 (as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") to be dated as of March 15, 1995, the "Indenture") between SunAmerica and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). See "Description of the Junior Subordinated Debentures". The Junior Subordinated Debentures will
mature on            , 2044 and will bear interest at an annual rate of
% from the Accrual Date. Interest will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Expiration Date occurs; provided that, as described above, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months. SunAmerica has no current intention of exercising its right to extend an interest payment period. However, should SunAmerica determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Risk Factors" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

         The Junior Subordinated Debentures will also accrue interest at the rate of 9 1/4% per annum of the principal amount thereof from March 15, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. No extension of interest will be permitted with respect to interest accruing from March 15, 1995 through the Expiration Date.


         SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, payable in cash.

Certain United States Federal Income Tax Considerations


         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the shares of Series B Preferred surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Series B Preferred on the Expiration Date will equal the fair market value of the Series B Preferred on that date. See "Taxation -- Exchange of Series B Preferred for Preferred Securities".

         The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. See "Taxation -- Accrual of Original Issue Discount and Premium" and -- Potential Extension of Payment Period on the Junior Subordinated Debentures".

         No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

Untendered Shares

         Holders of Series B Preferred who do not tender their Series B Preferred in the Offer or whose Series B Preferred is not accepted for exchange will continue to hold such Series B Preferred and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.

         To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".

Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Offering Circular/Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company, Inc. which has been retained by SunAmerica and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer -- Exchange Agent and Information Agent" and on the outside back cover of this Offering Circular/Prospectus.

Dealer Manager

         Merrill Lynch & Co. has been retained as Dealer Manager in connection with the Offer. Questions with respect to the Offer may be directed to the Capital Markets Desk at (212) 449-4906.


                                 RISK FACTORS

         Prospective exchanging Holders of Series B Preferred who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Offering Circular/ Prospectus, the following:

Tax Consequences of the Offer

         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor. See "Taxation -- Exchange of Series B Preferred and Issuance of Preferred Securities". All Holders of Series B Preferred are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Series B Preferred and the issuance of Preferred Securities.

Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica

         The obligations of SunAmerica under the Junior Subordinated Debentures are unsecured obligations of SunAmerica and will be subordinate and junior in right of payment to Senior Indebtedness of SunAmerica but senior to its capital stock. At December 31, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $472.8 million. Because SunAmerica is a holding company, the Junior Subordinated Debentures (and SunAmerica's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. Claims on SunAmerica's subsidiaries by creditors other than SunAmerica include substantial claims for policy benefits, as well as other liabilities incurred in the ordinary course of business. At December 31, 1994, SunAmerica's subsidiaries had outstanding approximately $8.47 billion of liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). In addition, since many of SunAmerica's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to SunAmerica without prior regulatory approval is limited by applicable laws and regulations. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination".

         The Trust's ability to make distributions on the Preferred Securities is solely dependent upon SunAmerica making interest payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If SunAmerica were not to make payments on the Junior Subordinated Debentures for any reason, including as a result of SunAmerica's election to extend the interest period on the Junior Subordinated Debentures, the Trust will not make distributions on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since such Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have sufficient funds to make the distribution. If the Trust's failure to make distributions on the Preferred Securities is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default shall have occurred. SunAmerica's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu (that is, equal in priority) or subordinate by their terms to the Preferred Securities Guarantee and senior to its capital stock or to any guarantee of SunAmerica in respect of its capital stock.

         The Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that SunAmerica will have sufficient resources to enable it to pay such costs and expenses on behalf of the Trust.

Option to Extend Interest Payment Period; Tax Impact of Extension

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 60 consecutive months, during which no interest shall be due and payable. In such an event, monthly distributions on the Preferred Securities would not be
made (but would continue to accrue with interest thereon at the rate of     %
per annum, compounded monthly) by the Trust during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not during such Extension Period declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock. SunAmerica has outstanding 5,002,500 $2.78 Depositary Shares (the "Series D Depositary Shares"), each representing one-fiftieth of a share of Series D Preferred Stock. Dividends accrue on each Series D Depositary Share at the rate of $2.78 per year. On March 1, 1996, unless previously redeemed, each of the outstanding Series D Depositary Shares will convert into one share of SunAmerica's common stock and the right to receive an amount in cash equal to all accrued and unpaid dividends.

         Prior to the termination of any Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Dividends" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

         Because SunAmerica has the right to extend the interest payment period up to 60 months on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. See "Taxation -- Potential Extension of Payment Period on the Junior Subordinated Debentures".

Listing and Trading of Preferred Securities and Series B Preferred

         The Preferred Securities constitute a new issue of securities with no established trading market. While application has been made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to SunAmerica and the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived by SunAmerica or the Trust.

         To the extent Series B Preferred is tendered and accepted in the Offer, the liquidity and trading market for the Series B Preferred to be outstanding following the Offer, and the terms upon which such shares of Series B Preferred could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Series B Preferred outstanding following the Offer would be limited. See "Listing and Trading of Preferred Securities and Series B Preferred."

         The Offer is for up to 5,500,000 shares of Series B Preferred or 97.9% of the 5,620,000 shares of Series B Preferred outstanding. The Offer is for up to this number of shares (rather than for all the outstanding shares of Series B Preferred) to reduce the risk that the Series B Preferred would be subject to delisting following consummation of the Offer (or in the event of under subscription if all outstanding shares of Series B Preferred were tendered for).

               Under the rules of the NYSE, preferred securities such as the Series B Preferred are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Since at least 120,000 shares of Series B Preferred will remain outstanding following consummation of the Offer, the number of outstanding shares of Series B Preferred will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of the Series B Preferred on the NYSE ($25 3/8 on December 19, 1994, the closing sales price of the Series B Preferred on the NYSE on the last full trading day immediately prior to SunAmerica's first public announcement of the Offer, and $26 1/8 on February 16, 1995), the Company believes that the aggregate value of the minimum number (120,000) of shares of Series B Preferred which will be outstanding following consummation of the Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Series B Preferred". If less than 5,500,000 shares of Series B Preferred are validly tendered, then the number of shares of Series B Preferred outstanding, and the market value thereof, will be even greater.

Special Event Redemption or Distribution

         Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (as defined herein), which may occur at any time, the Trust may be dissolved with the result that, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a pro rata basis to the holders of the Preferred Securities and Common Securities in liquidation of the Trust.
In the case of a Tax Event (as defined herein), in certain circumstances, SunAmerica shall also have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures which the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Series B Preferred exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General".

         Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. Under a change in law giving rise to a Tax Event or Investment Company Event, however, the resulting dissolution could be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities".

Potential Market Volatility During Extension Period

         As described above, SunAmerica has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 60 consecutive months. If SunAmerica determines to extend an interest payment period, or if SunAmerica thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".


           COMPARISON OF PREFERRED SECURITIES AND SERIES B PREFERRED

         The following is a brief summary of certain terms of the Preferred Securities and the Series B Preferred. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities". For a complete description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures".


                                       Preferred Securities                           Series B Preferred
                                       --------------------                           ------------------


Issuer                                 The Trust.  Payment of                         SunAmerica
                                       distributions and on
                                       liquidation or redemption is
                                       guaranteed on a subordinated
                                       basis as and to the extent
                                       described herein by
                                       SunAmerica.

Distribution/Interest/                    % per annum distribution                    9 1/4% per annum dividend
Dividend Rate                          payable monthly, from and                      payable on the 15th day of
                                       including the Accrual Date,                    March, June, September and
                                       but only if, and to the extent                 December of each year, out
                                       that, the Property Trustee has                 of funds legally available
                                       funds available in the                         therefor, when, as and if
                                       Property Trustee Account to                    declared by SunAmerica's
                                       make such distribution.                        Board of Directors.
                                       During any Extension Period on                 Dividends are cumulative.
                                       the Junior Subordinated                        Accumulated unpaid
                                       Debentures, distribution                       dividends do not bear
                                       payments on the Preferred                      interest.
                                       Securities will not be made
                                       but would continue to accrue,
                                       and, in the case of
                                       distributions in arrears for
                                       more than one month, would
                                       bear interest at the rate of
                                          % per annum, compounded
                                       monthly.

Optional Redemption                    Redeemable on or after June                    Redeemable at the option
                                       15, 1997 to the same extent as                 of SunAmerica on and after
                                       the Junior Subordinated                        June 15, 1997, in whole or
                                       Debentures are redeemable by                   in part, at a redemption
                                       SunAmerica, at a redemption                    price equal to 100% of the
                                       price equal to 100% of the                     liquidation preference of
                                       liquidation amount of the                      the shares to be redeemed,
                                       Preferred Securities to be                     plus accrued and unpaid
                                       redeemed, plus accrued and                     dividends, if any, to the
                                       unpaid distributions, if any,                  redemption date.
                                       to the redemption date.
Maturity/Mandatory                     The Preferred Securities will                  None.
Redemption                             be redeemed upon the maturity
                                       or earlier redemption of the
                                       Junior Subordinated
                                       Debentures.  See "Description
                                       of the Preferred Securities --
                                       Mandatory Redemption".

Subordination                          Subordinated to claims of                      Subordinated to claims of
                                       creditors of the Trust, if                     creditors of SunAmerica,
                                       any.  The Preferred Securities                 including holders of
                                       and the Common Securities will                 SunAmerica's outstanding
                                       rank pari passu with each                      debt securities and the
                                       other and will have equivalent                 Junior Subordinated
                                       terms; provided that if an                     Debentures, and effectively
                                       Event of Default with respect                  subordinated to all obligations of
                                       to the Junior Subordinated                     SunAmerica's subsidiaries,
                                       Debentures occurs and is                       but senior to the common
                                       continuing, the holders of                     stock of SunAmerica.
                                       Preferred Securities will have
                                       a preference over holders of
                                       the Common Securities with
                                       respect to payments in respect
                                       of distributions and payments
                                       upon liquidation, redemption
                                       and maturity.  The Trust is
                                       not permitted to incur any
                                       indebtedness for borrowed
                                       money.  The Declaration
                                       provides that SunAmerica shall
                                       pay for all (and the Trust
                                       shall not be obligated to pay,
                                       directly or indirectly, for
                                       any) costs and expenses of the
                                       Trust, including any income
                                       taxes, duties and other
                                       governmental charges, and all
                                       costs and expenses with
                                       respect thereto, to which the
                                       Trust may become subject,
                                       except for United States
                                       withholding taxes.
                                       SunAmerica's obligations under
                                       the Preferred Securities
                                       Guarantee will rank
                                       subordinate and junior to all
                                       other liabilities of
                                       SunAmerica, including the
                                       Junior Subordinated
                                       Debentures, except those made
                                       pari passu or subordinate by
                                       their terms, and effectively
                                       subordinated to all
                                       obligations of SunAmerica's
                                       subsidiaries, and senior to
                                       all capital stock now or
                                       hereafter issued by SunAmerica
                                       and to any guarantee now or
                                       hereafter entered into by
                                       SunAmerica in respect of any
                                       of its capital stock.

Listing                                Application has been made to                   The Series B Preferred is
                                       list the Preferred Securities                  listed on the NYSE.
                                       on the NYSE.  In order to
                                       satisfy the NYSE listing
                                       requirements, acceptance of
                                       Series B Preferred validly
                                       tendered in the Offer is
                                       subject to the condition that
                                       as of the Expiration Date
                                       there be at least 400 record
                                       or beneficial holders of
                                       Preferred Securities to be
                                       issued in exchange for such
                                       Series B Preferred, which
                                       condition may not be waived by
                                       SunAmerica or the Trust.

Dividends Received                     Dividends are not eligible for                 Dividends are eligible for
  Deduction                            the dividends received                         the dividends received
                                       deduction for corporate                        deduction for corporate
                                       holders.                                       holders.

Voting Rights/                         Holders of Preferred                           If dividends shall be in
Enforcement                            Securities have no voting                      arrears in an aggregate
                                       rights unless either (i)                       amount equivalent to six
                                       distributions on the Preferred                 quarterly dividend
                                       Securities shall be in arrears                 payments, the Holders have
                                       for 18 consecutive monthly                     the right (together with
                                       distribution periods; (ii) an                  other classes of preferred
                                       Event of Default (as defined                   stock ranking on a parity
                                       herein) occurs and is                          with the Series B
                                       continuing with respect to the                 Preferred either as to
                                       Junior Subordinated                            dividends or on the
                                       Debentures; or (iii)                           distribution of assets
                                       SunAmerica is in default on                    upon liquidation) to elect
                                       any of its payment obligations                 two directors.
                                       under the Preferred Securities
                                       Guarantee, in which case
                                       holders have the right to
                                       appoint a Special
                                       Representative which shall be
                                       authorized to direct the
                                       Property Trustee to enforce
                                       the Trust's creditor rights
                                       under the Junior Subordinated
                                       Debentures, the holders'
                                       rights under the Preferred
                                       Securities Guarantee and the
                                       rights of the holders to
                                       receive distributions on the
                                       Preferred Securities.  If the
                                       Trust's failure to make
                                       distributions is a consequence
                                       of SunAmerica's exercise of
                                       its right to extend the
                                       interest payment period for
                                       the Junior Subordinated
                                       Debentures as described under
                                       "Distribution/Interest/
                                       Dividend Rate", the Property
                                       Trustee will have no right to
                                       enforce the payment of
                                       distributions until an Event
                                       of Default shall have
                                       occurred.

                                  SUNAMERICA

         SunAmerica is a diversified financial services company with more than $24 billion of assets owned or under management. At December 31, 1994, these assets consisted of $14.78 billion of assets owned by SunAmerica, $2.04 billion of assets managed in mutual funds and private accounts and $7.63 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.


         The principal executive offices of SunAmerica are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.


Recent Developments

         For its first quarter ended December 31, 1994, SunAmerica reported net income of $45.1 million or $.98 per share, up 15% on a per share basis from $39.6 million or $.85 per share in the first quarter of fiscal 1994 (before cumulative effect of change in accounting for income taxes of $33.5 million or $.80 per share).

         Net investment income for the three months ended December 31, 1994 increased by 10.5% and fee income increased by 5.4% as compared to the year earlier period. These increases occurred despite a difficult environment characterized by higher interest rates and volatile stock and bond markets.
The increases in investment spread and fee income were coupled with a 1.0% decrease in general and administrative expenses, as SunAmerica continued to closely control these expenses through a company-wide cost containment program.

         Net investment income for the first quarter of fiscal 1995 rose to $78.1 million from $70.7 million in the fiscal 1994 quarter. The spread on average invested assets was 3.33%, up from 3.18% a year ago. Fee income rose to $39.7 million, up from $37.6 million in fiscal 1994. Included in the fiscal 1995 quarter was $1.8 million of loan servicing fees resulting from SunAmerica's recent acquisition of the net assets of Imperial Premium Finance, Inc.

         Sales of financial services products rose to $833.1 million from $625.2 million in the first quarter of fiscal 1994, primarily as a result of a near five-fold increase in fixed annuity premiums and a doubling of premiums from guaranteed investment contracts.

         The United States Supreme Court recently affirmed the ability of a national bank to sell annuities issued by a life insurance company. This decision confirms the ability of the Company to sell its products through national banks.


                          SUNAMERICA CAPITAL TRUST I

         The Trust is a statutory business trust that was formed under the
Trust Act on February   , 1995 pursuant to a declaration of trust dated such
date among the Trustees and SunAmerica and the filing of a certificate of trust with the Secretary of State of Delaware. Such declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Series B Preferred in the Offer (see "The Offer -- Terms of the Offer") substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. SunAmerica will agree to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that if an Event of Default with respect to the Junior Subordinated Debentures occurs and is continuing, the holders of Preferred Securities will have a preference over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity.

         The number of Trustees of the Trust shall initially be three. Two of the Trustees will be the Regular Trustees. The third trustee is The Chase Manhattan Bank (USA), who will serve as the Property Trustee. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. In addition, the Property Trustee will maintain exclusive control of the Property Trustee Account to hold all payment of all funds in respect of the Junior Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Trustee Account. SunAmerica has the right to appoint or remove any Trustee, to increase the number of Trustees and to appoint such additional trustees.

         The Trust exists for the sole purpose of issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets and (ii) its Common Securities to SunAmerica and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act.

         Under the Declaration, the Trustees shall have no right or power to do any act or thing contrary to or inconsistent with the actions of any duly elected or appointed Special Representative taken in accordance with the terms of the relevant Trust Securities. In addition, the Declaration provides that the Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than in connection with the foregoing or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees shall not (a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute from the Property Trustee Account all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans or incur any indebtedness to SunAmerica or an affiliate of SunAmerica, other than loans represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities other than the Trust Securities; or (g) incur any indebtedness for borrowed money.

         The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or his representative for any purpose reasonably related to its interest in the Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the Trust as soon as available after the end of the Trust's fiscal year.

         Except as provided below or under the Trust Act, holders of Preferred Securities will have no voting rights. If (i) distributions on the Preferred Securities are in arrears for 18 consecutive monthly distribution periods,
(ii) an Event of Default (as defined in the Indenture) occurs and is continuing with respect to the Junior Subordinated Debentures or (iii) SunAmerica is in default on any of its payment obligations under the Preferred Securities Guarantee, holders of Preferred Securities shall have the right to vote, as a single class, for the appointment of a special representative (a "Special Representative") which shall be authorized to direct the Property Trustee to enforce the Trust's creditor rights under the Junior Subordinated Debentures, the rights of holders of Preferred Securities under the Preferred Securities Guarantee and the rights of holders of Preferred Securities to receive distributions on the Preferred Securities. If the Trust's failure to make distributions on the Preferred Securities is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an
Event of Default shall have occurred.   See "Description of the Preferred
Securities -- Voting Rights".

         The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Certificates representing the Preferred Securities will be issued in the form of one or more global certificates as discussed under "Description of Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" and registered on the books and records of the Trust in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). Except as described in such section, no person owning Preferred Securities (a "Preferred Security Beneficial Owner") registered in the name of and held by the DTC or its nominee will receive definitive Preferred Securities. Unless definitive Preferred Securities have been issued to Preferred Security Beneficial Owners in accordance with the Declaration:

               (i) the Trust and the Trustees shall be entitled to deal with DTC (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration with respect to the Property Trustee, shall have no obligation to Preferred Security Beneficial Owners; and

             (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through DTC (or any successor depositary) and shall be limited to those established by law and agreements between such Owners and DTC and/or its participants. See "Description of the Preferred Securities -- Book-Entry-Only Issuances -- The Depository Trust Company." Until definitive Preferred Securities are issued to Preferred Security Beneficial Owners, all notices and other communications required under the Declaration shall be given to, and all distributions on the Preferred Securities shall be given or made to, DTC (or its successor).

         In the Declaration, SunAmerica has agreed to pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Trust, including the fees and expenses of the Trustees and any Special Representative (as defined herein) and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors" and "Description of the Preferred Securities".

         The foregoing summary of certain provisions of the Declaration does not purport to be complete and is qualified in its entirety by reference to the Declaration which have been filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus is a part.

         The business address of the Trust is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number
(310) 772-6000.


                      RATIOS OF EARNINGS TO FIXED CHARGES



                                                                                                              Three Months Ended
                                                          Years ended September 30,                              December 31,
                                     -----------------------------------------------------------------      ---------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Ratio of earnings to fixed
 charges (excluding interest on
 fixed annuities, guaranteed
 investment contracts and
 trust deposits) (1)                       2.4           2.7           4.0           6.1           5.8            6.2         5.5
                                     =========     =========     =========     =========     =========      =========   =========

Ratio of earnings to fixed
 charges (including interest on
 fixed annuities, guaranteed
 investment contracts and
 trust deposits) (2)                       1.1           1.1           1.2           1.4           1.5            1.5         1.5
                                     =========     =========     =========     =========     =========      =========   =========

Ratio of earnings to combined
  fixed charges and preferred stock
  dividends (excluding interest
  on fixed annuities, guaranteed
  investment contracts and
  trust deposits) (3)                      2.0           2.3           2.7           2.8           2.8            2.8         3.1
                                     =========     =========     =========     =========     =========      =========   =========

Ratio of earnings to combined
 fixed charges and preferred stock
 dividends (including interest
 on fixed annuities, guaranteed
 investment contracts and
 trust deposits) (4)                       1.1           1.1           1.2           1.3           1.4            1.3         1.4
                                     =========     =========     =========     =========     =========      =========   =========

_______________

(1) In computing the ratio of earnings to fixed charges (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness. Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

(2) In computing the ratio of earnings to fixed charges (including interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.

(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness and dividends on preferred stock on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends on preferred stock on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.


                     SELECTED CONSOLIDATED FINANCIAL DATA


         Reference is made to SunAmerica's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "Form 10-K"), which is incorporated by reference in this Offering Circular/Prospectus and which contains SunAmerica's audited consolidated financial statements, including the consolidated income statement for SunAmerica's three fiscal years in the period ended September 30, 1994, consolidated balance sheets as of September 30, 1993 and 1994, and the related notes. Selected unaudited financial information as of and for the three months ended December 31, 1993 and 1994 should be read in conjunction with the audited consolidated financial statements and related notes contained in the Form 10-K and the unaudited consolidated financial statements contained in SunAmerica's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (the "Form 10-Q"), which report is also incorporated by reference in this Offering Circular/Prospectus. Such unaudited information reflects, in the opinion of management, all adjustments, principally consisting of normal accruals, necessary for the presentation on a basis consistent with that of the audited financial information. Results of operations for the three months ended December 31, 1994 may not necessarily be indicative of the results to be expected for the full fiscal year.

                                                                                                              Three months ended
                                                          Years ended September 30,                              December 31,
                                     -----------------------------------------------------------------      ---------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

                                                          (In thousands, except per common share amounts and ratios)
Results of operations
Net investment income .........      $ 132,947     $ 162,412     $ 219,384     $ 263,791     $ 294,454      $ 70,714    $ 78,109
Net realized investment
  losses ......................        (29,319)      (46,060)      (56,364)      (21,287)      (21,124)       (5,367)     (7,066)
Fee income ....................         72,327        92,689       112,831       134,305       150,736        37,627      39,661
General and
  administrative expenses......       (112,860)     (120,475)     (133,058)     (135,790)     (132,743)      (33,457)    (33,108)
Provision for future
  guaranty fund assessments....             --            --            --       (22,000)           --            --          --
Amortization of deferred
  acquisition costs ...........        (27,872)      (40,088)      (48,375)      (51,860)      (66,925)      (15,243)    (18,674)
Other income and
  expenses, net ...............         25,644        24,903        16,673        16,852        15,603         2,990       4,612
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Pretax income .................         60,867       73,381        111,091       184,011       240,001        57,264      63,534
Income tax expense ............        (22,100)     (25,900)       (34,300)      (57,000)      (74,700)      (17,700)    (18,400)
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Income before cumulative effect
  of change in accounting for
  for income taxes ............         38,767       47,481         76,791       127,011       165,301        39,564      45,134
Cumulative effect of change in
  accounting for income taxes..             --           --             --            --       (33,500)      (33,500)         --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Net income ....................      $  38,767     $  47,481     $  76,791     $ 127,011     $ 131,801      $   6,064   $  45,134
                                     =========     =========     =========     =========     =========      =========   =========
Earnings per share:
  Income before cumulative
  effect of change in
  accounting for income
  taxes........................      $    1.02     $    1.32     $    1.80     $    2.75     $    3.58     $    0.85    $    0.98
Cumulative effect of
  change in accounting
  for income taxes ............             --            --            --            --          (.81)        (0.80)          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
  Net income ..................      $    1.02     $    1.32     $    1.80     $    2.75     $    2.77      $    0.05   $    0.98
                                     =========     =========     =========     =========     =========      =========   =========
Cash dividends per
  share paid to common
  shareholders:
    Nontransferable Class B
    Stock .....................      $   0.180     $   0.180     $   0.180     $   0.252     $   0.360      $   0.090   $   0.135
                                     =========     =========     =========     =========     =========      =========   =========
    Common Stock ..............      $   0.200     $   0.200     $   0.200     $   0.280     $   0.400      $   0.100   $   0.150
                                     =========     =========     =========     =========     =========      =========   =========
Financial Position
  Investments..................    $ 7,275,401   $ 7,596,275   $ 9,428,266   $10,364,952   $ 9,280,390    $10,387,761 $ 9,493,129
Variable annuity assets........      2,145,196     2,746,685     3,293,343     4,194,970     4,513,093      4,432,876   4,359,290
Deferred acquisition costs.....        356,088       392,278       436,209       475,917       581,874        483,092     603,954
Other assets ..................        301,906       279,007       245,833       231,582       280,868        237,346     322,176
                                   -----------   -----------   -----------   -----------   -----------    -----------  ----------
Total assets ..................    $10,078,591   $11,014,245   $13,403,651   $15,267,421   $14,656,225    $15,541,075 $14,778,549
                                   ===========   ===========   ===========   ===========   ===========    ===========  ==========
Reserves for fixed
  annuity contracts............    $ 5,523,320   $ 5,359,757   $ 5,143,339   $ 4,934,871   $ 4,519,623    $ 4,810,948 $ 4,545,686
Reserves for guaranteed
  investment contracts.........      1,294,338     1,598,963     2,023,048     2,216,104     2,783,522      2,378,606   3,018,234
Trust deposits ................             --            --       367,458       378,986       442,320        382,315     464,840
Variable annuity
 liabilities...................      2,145,196     2,746,685     3,293,343     4,194,970     4,513,093      4,432,876   4,359,290
Other payables and
  accrued liabilities..........        159,416       344,789     1,372,010     1,828,153       860,763      1,678,885     901,347
Long-term notes and
  debentures...................             --            --       225,000       380,560       472,835        404,835     472,835
Collateralized mortgage
  obligations and reverse
  repurchase agreements........        368,907       299,343       182,784       112,032        28,662        241,383          --
Other senior indebtedness......         43,503        38,035        25,919        15,119            --             --          --
Subordinated notes.............        119,485       117,985            --            --            --
Deferred income taxes..........         40,353        58,779        40,682        96,599        74,319        119,396      54,369
Shareholders' equity...........        384,073       449,909       730,068     1,110,027       961,088      1,091,831     961,948
                                   -----------   -----------   -----------   -----------   -----------    -----------  ----------
Total liabilities and
  shareholders' equity.........    $10,078,591   $11,014,245   $13,403,651   $15,267,421   $14,656,225    $15,541,075 $14,778,549
                                   ===========   ===========   ===========   ===========   ===========    ===========  ==========
Book value per common
  share........................    $      9.98   $    12.24    $     14.54   $     22.64   $     18.90    $     22.12 $    18.76
                                   ===========   ===========   ===========   ===========   ===========    ===========  ==========


                                CAPITALIZATION


         The following table sets forth the consolidated capitalization of SunAmerica and its subsidiaries at December 31, 1994 and as adjusted to give effect to the issuance of Preferred Securities in exchange for the Series B Preferred. Interest rates are as of December 31, 1994. The "As Adjusted" capitalization described in the table below assumes that Holders of 5,500,000 shares of Series B Preferred elect to participate in the Offer. To the extent holders of Series B Preferred do not participate in the Offer, Minority interests in consolidated subsidiary would be reduced and Preferred Stock would be increased by an amount equal to the additional liquidation value of the Series B Preferred which remained outstanding.

                                                      December 31, 1994
                                               -------------------------------
                                                  Actual         As Adjusted
                                               -------------    --------------
                                                       (In thousands)

Indebtedness:

Long-term notes and debentures:
   Medium-term notes due 1998 through 2005
     (5-3/8% to 6-3/4%)....................      $  147,835        $  147,835
   8-1/8% debentures due
     April 28, 2023........................         100,000           100,000
   9.95% debentures due
     February 1, 2012......................         100,000           100,000
   9% notes due January 15, 1999...........         125,000           125,000
                                               -------------    --------------
Total indebtedness.........................         472,835           472,835
                                               =============    ==============
Minority interests in consolidated
    subsidiary (Preferred Securities of
    the Trust).............................           ---             137,500
                                               -------------    --------------
Shareholders' equity:
   Preferred Stock.........................         374,273           236,773
   Nontransferable Class B Stock...........           6,826             6,826
   Common Stock............................          29,327            29,327
   Additional paid-in capital..............         201,536           201,536
   Retained earnings.......................         545,020           545,020
   Net unrealized losses on debt and
     equity securities available for sale..        (195,034)         (195,034)
                                               -------------    --------------
   Total shareholders' equity .............         961,948           824,448
                                               =============    ==============
Total capitalization.......................      $1,434,783        $1,434,783
                                               =============    ==============

                                   THE OFFER

Purpose of the Offer

         The purpose of the Offer is to refinance the Series B Preferred with the Preferred Securities and to achieve certain tax efficiencies while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible.


         Following the Offer, and depending on the number of shares of Series B Preferred tendered, SunAmerica may take additional actions to reduce further or eliminate the remaining Series B Preferred, including by making purchases of Series B Preferred in the open market, by making subsequent tender or exchange offers or by undertaking a recapitalization transaction. Such transactions could be undertaken on terms which are more favorable or less favorable than the exchange ratios in the Offer. SunAmerica has made no decision to take any such actions, and there is no assurance that SunAmerica will take any such actions.

General

         Participation in the Offer is voluntary and Holders of Series B Preferred should carefully consider whether to accept. Neither the board of directors of SunAmerica nor SunAmerica nor the Trust makes any recommendation to Holders as to whether to tender or refrain from tendering in the Offer. Holders of Series B Preferred are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.

         Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any shares of Series B Preferred are registered on the books of SunAmerica or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose shares of Series B Preferred are held of record by The Depository Trust Company ("DTC") who desires to deliver such Series B Preferred by book-entry transfer at DTC.

Terms of the Offer

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 5,500,000 outstanding shares of Series B Preferred. The Offer will be effected on a basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange. See " -- Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept up to 5,500,000 shares of Series B Preferred validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Series B Preferred as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series B Preferred tendered under the Offer and the delivery of the Preferred Securities with respect to the Series B Preferred accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Series B Preferred deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to withdraw or terminate the Offer at any time prior to the Expiration Date for any reason.

         In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Series B Preferred accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Series B Preferred (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

         As of the date of this Offering Circular/Prospectus, there were 5,620,000 shares of Series B Preferred outstanding. This Offering Circular/Prospectus, together with the Letter of Transmittal, is being sent to
all registered Holders as of February    , 1995.

         The Trust shall be deemed to have accepted validly tendered Series
B Preferred (or defectively tendered Series B Preferred with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Preferred Securities from, and remitting such Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the Offer until approximately seven Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

         If any tendered shares of Series B Preferred are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares of Series B Preferred will be returned, without expense, to the tendering Holder thereof (or in the case of shares of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares of Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

         Holders of Series B Preferred will not have any appraisal or dissenters' rights under the Maryland General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         Holders who tender Series B Preferred in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series B Preferred pursuant to the Offer. See "Fees and Expenses; Transfer Taxes".

Expiration Date; Extensions; Amendments; Termination

         The Offer will expire on the Expiration Date. The Trust reserves the right to extend the Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Offer, all Series B Preferred previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

         Except as provided below, the Trust expressly reserves the right to
(i) extend, amend or modify the terms of the Offer in any manner and (ii) withdraw or terminate the Offer and not accept for exchange any Series B Preferred at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B are tendered in the Offer (which conditions may be waived by SunAmerica and the Trust). If the Trust makes a material change in the terms of the Offer or if it waives a material condition of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change or waiver, other than a change in the amount of Series B Preferred sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Series B Preferred sought, the Offer will be extended for a minimum of ten Business Days following public announcement of such change. Any withdrawal or termination of the Offer will be followed as promptly as practicable by public announcement thereof. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Series B Preferred theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders". In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived by SunAmerica or the Trust.

Procedures for Tendering

         The tender of Series B Preferred by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         Each Holder of the Series B Preferred wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "-- Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or (b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described below.

         In order to participate in the Offer, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.

LETTERS OF TRANSMITTAL, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, THE DEALER MANAGER OR THE INFORMATION AGENT.

         Special Procedure for Beneficial Owners. Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

         THE METHOD OF DELIVERY OF SERIES B PREFERRED AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE
OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

         Signature Guarantees. If tendered Series B Preferred is registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Series B Preferred is to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Series B Preferred), the signature of such signer need not be guaranteed. If the tendered Series B Preferred is registered in the name of someone other than the signer of the Letter of Transmittal, such tendered Series B Preferred must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Series B Preferred not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Series B Preferred, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Offering Circular/Prospectus to establish accounts with respect to the Series B Preferred at DTC for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Series B Preferred by causing DTC to transfer such Series B Preferred into the Exchange Agent's account with respect to the Series B Preferred in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Series B Preferred so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Series B Preferred into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Series B Preferred that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

         Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Series B Preferred is registered and, if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be tendered, and stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Series B Preferred in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the Series B Preferred being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

         Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series B Preferred will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Series B Preferred, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

         Tenders of Series B Preferred involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Series B Preferred received by the Exchange Agent that is not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

Letter of Transmittal

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

         The party tendering Series B Preferred for exchange (the
"Transferor") exchanges, assigns and transfers the Series B Preferred to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Series B Preferred to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Series B Preferred and to acquire Preferred Securities issuable upon the exchange of such tendered Series B Preferred and that, when such Transferor's shares of Series B Preferred are accepted for exchange, the Trust will acquire good and unencumbered title to such shares of tendered Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series B Preferred or transfer ownership of such Series B Preferred on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal of Tenders

         Tenders of Series B Preferred pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Offering Circular/Prospectus.

         To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent and Information Agent". The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Series B Preferred to be withdrawn, (ii) if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be withdrawn, (iii) that such Holder is withdrawing his election to have such Series B Preferred exchanged and (iv) the name of the registered Holder of such Series B Preferred, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Series B Preferred being withdrawn. The Exchange Agent will return the properly withdrawn Series B Preferred promptly following receipt of notice of withdrawal. If Series B Preferred has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series B Preferred and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Series B Preferred may not be rescinded and any Series B Preferred withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Series B Preferred, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         If the Trust decreases the amount of Series B Preferred sought, and the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "-- Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for ten Business Days from and including the date of such notice.

         All shares of Series B Preferred not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.


Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent for the Offer.


                              The Exchange Agent:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street
               9th Floor                         8th Floor - Window 2

  Attention:  Securities Processing            New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602


                                   By Mail:

                    The First National Bank of Chicago,
                              Exchange Agent
                   Registered Securities Processing Unit
                         One First National Plaza
                                Suite 0124
                       Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)


         Georgeson & Company Inc. has been retained by SunAmerica and the Trust as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Offering Circular/Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at Wall Street Plaza, New York, New York 10005, telephone (800) 223-2064.


         SunAmerica will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

Dealer Manager


         Merrill Lynch & Co., as Dealer Manager, has agreed to solicit exchanges of Series B Preferred for Preferred Securities. SunAmerica will pay the Dealer Manager a fee that is dependent on the number of shares of Series B Preferred accepted pursuant to the Offer. The maximum fee payable is approximately $3.44 million. SunAmerica will also reimburse the Dealer Manager for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. Additional solicitation may be made by telephone or in person by officers and regular employees of SunAmerica and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. Merrill Lynch
& Co. engages in transactions with, and from time to time has performed services for, SunAmerica, including acting as lead underwriter for the issuance of the Series B Preferred.


      LISTING AND TRADING OF PREFERRED SECURITIES AND SERIES B PREFERRED

           The Preferred Securities constitute a new issue of securities with no established trading market. While application has been made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred
Securities to be issued in exchange for such Series B Preferred, which condition may not be waived by SunAmerica or the Trust.

         To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".


              TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

         Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between SunAmerica or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of SunAmerica or the Trust, including the Junior Subordinated Debentures, the Series B Preferred and the Preferred Securities.


                       FEES AND EXPENSES; TRANSFER TAXES

         The expenses of soliciting tenders of the Series B Preferred will be borne by SunAmerica. For compensation to be paid to the Dealer Manager see "The Offer -- Dealer Manager". The total cash expenditures to be incurred by SunAmerica in connection with the Offer, other than fees payable to the Dealer Manager, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Property Trustee and the Indenture Trustee, are estimated to be approximately $600,000.

         SunAmerica will pay all transfer taxes, if any, applicable to the exchange of Series B Preferred pursuant to the Offer. If, however, certificates representing Preferred Securities or shares of Series B Preferred not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Series B Preferred tendered or if a transfer tax is imposed for any reason other than the exchange of Series B Preferred pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


                       PRICE RANGE OF SERIES B PREFERRED

         The Series B Preferred is listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Series B Preferred as reported on the NYSE Composite Tape.

         Fiscal Year Ended                            High       Low
         September 30, 1993

         1st Quarter..............................  $26 3/8    $24 7/8
         2nd Quarter..............................  $27        $25 1/2
         3rd Quarter..............................  $27 7/8    $26 5/8
         4th Quarter..............................  $28 1/4    $27 1/8

         Fiscal Year Ended                            High       Low
         September 30, 1994

         1st Quarter..............................  $28 5/8    $26 1/2
         2nd Quarter..............................  $27 7/8    $25 1/2
         3rd Quarter..............................  $26 1/2    $25
         4th Quarter..............................  $26 1/2    $25 1/4

         Fiscal Year Ending                           High       Low
         September 30, 1995

         1st Quarter..............................  $25 1/2    $24 1/2
         2nd Quarter (through February 16, 1995)..  $26 3/8    $25


         On December 19, 1994, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of the Series B Preferred on the NYSE as reported on the Composite Tape was $25 3/8 per share. Stockholders are urged to obtain a current market quotation for the Series B Preferred.


                    DESCRIPTION OF THE PREFERRED SECURITIES


         The summary of certain material terms and provisions of the Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part, and the Trust Act.

General

         The Declaration authorizes the Trustees to create, and the Trustees have created the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by SunAmerica. The Common Securities rank pari passu with the Preferred Securities except that, if an Event of Default occurs and is continuing under the Indenture, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption and maturity are subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness for borrowed money by the Trust. Pursuant to the Declaration, the Property Trustee will own and hold the Junior Subordinated Debentures for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of money held by the Property Trustee, and payments on redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by SunAmerica on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Trustee Account to make such distributions. See "Voting Rights."

Distributions

         Distributions on the Preferred Securities will be fixed at a rate per
annum of      % of the stated liquidation amount of $25 per Preferred
Security.  Distributions in arrears for more than one month will bear interest
thereon at the rate per annum of      % of the stated liquidation amount of
$25 per Preferred Security, compounded monthly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described below, will be payable monthly in arrears, on the last day of each month of each year, commencing on the last day of the month in which the Expiration Date occurs, but only if, and to the extent that, the Property Trustee has funds available in the Property Trustee Account to make such distribution. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of
9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made.

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 60 consecutive months and, as a consequence, monthly distributions on the Preferred Securities would not be made (but would continue to accrue with interest
thereon at the rate of     % per annum, compounded monthly) by the Trust
during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Trustee Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures". If SunAmerica does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Preferred Securities. The payment of distributions on the Preferred Securities is guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but does not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Trustee Account to make such distributions or other payments.

         Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures and the Preferred Securities Guarantee in the Property Trustee Account for the benefit of the holders of the Preferred and Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry-Only Issuance - The Depository Trust Company" below. If the Preferred Securities shall not continue to remain in book-entry-only form, the Regular Trustees shall have to select relevant record dates, which shall be the same as the record dates for the Junior Subordinated Debentures. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Special Event Redemption or Distribution

         If a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust may be dissolved with the result that Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a pro rata basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion") to the effect that the holders of the Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or SunAmerica or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that SunAmerica would be precluded from deducting the interest on the Junior Subordinated Debentures for federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Trust as described above or (ii) after its receipt of a Dissolution Tax Opinion (as defined below), the Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, SunAmerica shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and Preferred Securities and Common Securities with an aggregate liquidation value equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to SunAmerica the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, SunAmerica or the holders of the Preferred Securities, SunAmerica will pursue such measure in lieu of redemption or dissolution. The Common Securities will be redeemed pro rata with the Preferred Securities, except that if an Event of Default under the Indenture has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities.

         "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Offering Circular/Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority
(including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or
(d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Offering Circular/Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by SunAmerica to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by SunAmerica for United States federal income tax purposes.

         "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Offering Circular/Prospectus; provided that no Investment Company Event shall be deemed to have occurred if the Regular Trustees obtain a written opinion of nationally recognized independent counsel to the Trust experienced in practice under the 1940 Act to the effect that SunAmerica or the Regular Trustees have taken such action as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, the Trust is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the Regular Trustees (based on the advice of counsel) shall be conclusive.

         After the date for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, with an interest rate identical to distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to SunAmerica or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Mandatory Redemption

         Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment will be simultaneously applied to redeem the Preferred Securities and the Common Securities having an aggregate liquidation value equal to the Junior Subordinated Debentures so repaid, in whole (and not in part), upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed pro rata with the Preferred Securities, except that if an Event of Default under the Indenture has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities. In the event fewer than all outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below.

Redemption Procedures

         The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all monthly distribution periods terminating on or prior to the date of redemption.

         If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Trust will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry-Only Issuance - The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither Trustees nor the Trust shall be required to register or cause to be registered the transfer of any
Preferred Securities which have been so called for redemption.   If any date
fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If SunAmerica fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Property Trustee or by SunAmerica pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee", distributions on such Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), SunAmerica or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

         In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities of creditors, distributions in an amount equal to, the aggregate of the stated liquidation value of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, such Preferred Securities, shall be distributed on a pro rata basis to the holders of the Preferred Securities and Common Securities.

         If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid in cash or in kind on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if an Event of Default under the Indenture has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities.

         Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2094, (ii) upon the bankruptcy of the Trust or SunAmerica, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Trust or SunAmerica, or the revocation of SunAmerica's or the Trust's charter or declaration and the expiration of 90 days after the date of notice of revocation without a reinstatement thereof, (iv) upon the entry of a decree of judicial dissolution, (v) upon the written consent of all holders of Trust Securities, (vi) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (vii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Securities in accordance with the terms of the Trust Securities.

No Merger, Consolidation or Amalgamation of the Trust

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body.

Voting Rights

         Except as provided below and under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

         If (i) the Trust fails to make distributions on the Preferred Securities for 18 consecutive monthly distribution periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Junior Subordinated Debentures; or (iii) SunAmerica is in default on any of its payment or other obligations under the Preferred Securities Guarantee, then the holders of the Preferred Securities, acting as a single class, will be entitled, by the vote of holders of Preferred Securities representing a majority in aggregate liquidation amount of the outstanding Preferred Securities, to appoint a Special Representative which will be authorized to direct the Property Trustee to enforce the Trust's creditor rights under the Junior Subordinated Debentures, to enforce the rights of the holders of the Preferred Securities under the Preferred Securities Guarantee and to enforce the rights of the holders of the Preferred Securities to receive distributions on the Preferred Securities. In the case of clause (i) above, if the Trust's failure to pay distributions is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures as described under "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period", the Special Representative will have no right to enforce the payment of distributions until an Event of Default shall have occurred. The Special Representative shall not be a holder of beneficial interests in the Trust, shall have no rights other than described herein or otherwise shall have no liability for the debts, obligations or liabilities of the Trust. For purposes of determining whether the Trust has failed to pay distributions in full for 18 consecutive monthly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all monthly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Not later than 30 days after such right to appoint a Special Representative arises, the Regular Trustees will convene a meeting for the purpose of appointing a Special Representative. If the Regular Trustees fail to convene such meeting within such 30-day period, the holders of Preferred Securities representing 10% in liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation amount of Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the holders if the Trust (or SunAmerica pursuant to the Preferred Securities Guarantee) shall have paid in full all accrued and unpaid distributions on the Preferred Securities or such default or breach under (ii) or (iii) above, as the case may be, shall have been cured, in which case the activities of the Trust shall continue without dissolution. Notwithstanding the appointment of any such Special Representative, SunAmerica shall retain all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period." If such an extension occurs, there will be no Event of Default under the Indenture for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled. The Trustees shall have no right or power to do any act or thing contrary to or inconsistent with the actions of any duly elected or appointed Special Representative.

         If any proposed amendment to the Declaration provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Debentures held by the Property Trustee upon the occurrence of a Special Event or in connection with the redemption of Preferred Securities as a consequence of a redemption of Junior Subordinated Debentures, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation amount of such outstanding Preferred Securities; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of the Trust is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of SunAmerica.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the Preferred Securities affected thereby; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of all Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of beneficial interests in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

         No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities in accordance with the Declaration.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities as a single class at such time that are owned by SunAmerica or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with SunAmerica shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         The procedures by which holders of Preferred Securities may exercise their voting rights are described below.

         Holders of the Preferred Securities will have no rights to remove or replace Trustees, who will be removable or replaceable solely by SunAmerica, as the Sponsor.


Book-Entry-Only Issuance - The Depository Trust Company

         DTC will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.


         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.


         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.


         Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or SunAmerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Trustees will appoint the Property Trustee or other appropriate banking institution as paying agent with respect to the Preferred Securities.


         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and SunAmerica believe to be reliable, but the Trust and SunAmerica take no responsibility for the accuracy thereof.

Registrar and Transfer Agent

         If the book-entry system for the Preferred Securities is discontinued, it is anticipated that The First National Bank of Chicago or one of its affiliates will act as registrar and transfer agent for the Preferred Securities.


         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or SunAmerica may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Miscellaneous

         Application has been made to list the Preferred Securities on the NYSE.

         The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the General Partners determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.


               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

         Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by SunAmerica for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part.

General

         Pursuant to the Preferred Securities Guarantee, SunAmerica will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on the Preferred Securities where SunAmerica has made a payment of principal, premium or interest on the Junior Subordinated Debentures held by the Property Trustee, (ii) the redemption price, including all accrued and unpaid dividends to the date of the redemption, with respect to the Preferred Securities called for redemption by the Trust and (iii) upon a liquidation of the Trust, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. SunAmerica's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by SunAmerica to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

         If SunAmerica does not make interest payments on the Junior Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities. The Preferred Securities Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Trustee Account to make such distributions or other payments.

Certain Covenants of SunAmerica

         In the Preferred Securities Guarantee, SunAmerica will covenant that, so long as the Preferred Securities remain outstanding, SunAmerica will not declare or pay any dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) SunAmerica shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee, (ii) there shall have occurred any Event of Default under the Indenture or (iii) SunAmerica shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock.

Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SunAmerica and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Termination of the Preferred Securities Guarantee

         The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the redemption price of all Preferred Securities, or upon distribution of the Junior Subordinated Debentures to the holders of Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. See "Description of the Junior Subordinated Debentures -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debentures. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

Status of the Preferred Securities Guarantee

         SunAmerica's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of SunAmerica and will rank (i) subordinate and junior in right of payment to all other liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by SunAmerica and to any guarantee now or hereafter entered into by SunAmerica in respect of any of its capital stock. Because SunAmerica is a holding company, SunAmerica's obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

         The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Property Trustee to be held for the benefit of the holders of the Preferred Securities. If no Special Representative has been appointed to enforce the Preferred Securities Guarantee, the Property Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to either the Property Trustee or the Special Representative, as the case may be. If the Property Trustee or the Special Representative fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee or the Special Representative, as the case may be, to enforce the Preferred Securities Guarantee, institute a legal proceeding directly against SunAmerica to enforce its rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity. The Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

Governing Law

         The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

         Set forth below is a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture and the First Supplemental Indenture, forms of which have been filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus forms a part, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

         The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

General

         The Junior Subordinated Debentures are unsecured, subordinated obligations of SunAmerica, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to SunAmerica (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

         The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest
thereon, on                 , 2044.

         If any Junior Subordinated Debentures are distributed to holders of Preferred Securities in dissolution of the Trust, such Junior Subordinated Debentures will initially be so issued as global securities. As described herein, under certain limited circumstances Junior Subordinated Debentures may be issued in certificated form in exchange for global securities. If Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Junior Subordinated Debentures issued as global securities will be made to DTC, as the depository for the Junior Subordinated Debentures. If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of SunAmerica by check mailed to the address of the persons entitled thereto.

         If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Optional Redemption

         SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date.

         If SunAmerica gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, SunAmerica will deposit irrevocably with the Indenture Trustee or, if the Junior Subordinated Debentures are then issued in book entry form, with DTC, funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. See "-- Book Entry and Settlement". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by SunAmerica, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price.

Interest

         The Junior Subordinated Debentures will bear interest at an annual
rate of   % from the Accrual Date.  In addition, holders of the Junior
Subordinated Debentures will be entitled to interest at the rate of 9 1/4% per annum of the principal amount thereof from March 15, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. Interest will be payable monthly in arrears on the last day of each month of each year (each, an "Interest Payment Date"), commencing on the last day of the month in which the Expiration Date occurs, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Junior Subordinated Debentures shall not continue to remain in book-entry-only form, SunAmerica shall have the right to select record dates that shall be more than one Business Day prior to the Interest Payment Date.


         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Compounded Interest


         Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

Option to Extend Interest Payment Period

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months. SunAmerica has no current intention of exercising its right to extend an interest payment period. No extension of interest will be permitted with respect to interest accruing from March 15, 1995 through the Expiration Date. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, SunAmerica shall not declare or pay any dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. On the interest payment date occurring at the end of each Extension Period, SunAmerica shall pay to the holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. The failure by SunAmerica to make interest payments during an Extension Period would not constitute a default or an event of default under SunAmerica's currently outstanding indebtedness.

         If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, SunAmerica shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or
(ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of SunAmerica's selection of such Extension Period to the holders of the Preferred Securities.

         If the Trust shall not be the sole holder of the Junior Subordinated Debentures, SunAmerica shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date SunAmerica is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

Set-Off

         Notwithstanding anything to the contrary in the Indenture, SunAmerica shall have the right to set-off any payment it is otherwise required to make thereunder if and to the extent SunAmerica has theretofore made, or is concurrently on the date of such payment making, a payment under the Preferred Securities Guarantee.

Subordination

         The Indenture provides that the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of SunAmerica. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of SunAmerica or its property or any proceeding for voluntary liquidation, dissolution or other winding up of SunAmerica, or (b) that Subordinated Debentures of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 6.01 of the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Subordinated Debentures are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debentures. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Subordinated Debentures shall be made. (Section 14.02)

         The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of SunAmerica, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by SunAmerica (including, without limitation, indebtedness issued or to be issued pursuant to the Indenture dated as of April 15, 1993 between SunAmerica and The First National Bank of Chicago, as Trustee), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by SunAmerica, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of SunAmerica at the time of the acquisition of such property by SunAmerica, for the payment of which SunAmerica is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of SunAmerica. Notwithstanding anything to the contrary in the Indenture or the Subordinated Debentures, Senior Indebtedness shall not include (i) any indebtedness of SunAmerica which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debentures or (ii) any indebtedness of SunAmerica to a subsidiary of SunAmerica. (Section 1.01)

         The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of December 31, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $472.8 million all of which is unsecured. Because SunAmerica is a holding company, the Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. Claims on SunAmerica's subsidiaries by creditors other than SunAmerica include substantial claims for policy benefits, as well as other liabilities incurred in the ordinary course of business. At December 31, 1994, SunAmerica's subsidiaries had outstanding approximately $8.47 billion of liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). In addition, since many of SunAmerica's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to SunAmerica without prior regulatory approval is limited by applicable laws and regulations. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee".

Events of Default

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to a series of Subordinated Debentures:

         (a) failure for 30 days to pay interest on the Subordinated Debentures of such series when due; provided that a valid extension of the interest payment period by SunAmerica shall not constitute a default in the payment of interest for this purpose; or

         (b) failure to pay principal of or premium, if any, on the Subordinated Debentures of such series when due whether at maturity, upon redemption, by declaration or otherwise; or

         (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to SunAmerica from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debentures of such series; or

         (d) certain events in bankruptcy, insolvency or reorganization of SunAmerica.

         In each and every such case, unless the principal of all the Subordinated Debentures of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debentures of that series then outstanding, by notice in writing to SunAmerica (and to the Indenture Trustee if given by such holders), may declare the principal of all the Subordinated Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01).

         The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06). The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures of that series may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Subordinated Debentures of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06).

         The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures of that series may, on behalf of the holders of all the Subordinated Debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debentures. (Section 6.06). SunAmerica is required to file annually with the Indenture Trustee a certificate as to whether or not SunAmerica is in compliance with all the conditions and covenants under the Indenture.

Enforcement of Certain Rights by Special Representative

         If (i) the Trust fails to make distributions on the Preferred Securities for 18 consecutive monthly distribution periods; (ii) an Event of Default occurs and is continuing on the Junior Subordinated Debentures; or
(iii) SunAmerica is in default on any of its payment or other obligations under the Preferred Securities Guarantee, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities will have the rights referred to under "Description of the Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall, if an Event of Default occurs under the Indenture, be authorized to direct the Property Trustee to enforce the Trust's right to accelerate the principal amount of the Junior Subordinated Debentures upon an Event of Default and to enforce the Trust's other creditor rights under the Junior Subordinated Debentures. In the case of clause (i) above, if the Trust's failure to make distributions is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures as described under "-- Option to Extend Interest Payment Period", the Special Representative will have no right to enforce the payment of dividends until an Event of Default shall have occurred. Notwithstanding the appointment of any such Special Representative, SunAmerica shall retain all rights under the Indenture including the right to extend the interest payment period. See " -- Option to Extend Interest Payment Period." If such an extension occurs, there will be no Event of Default under the Indenture for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.

Modification of the Indenture

         The Indenture contains provisions permitting SunAmerica and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debentures of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debenture so affected or (ii) reduce the percentage of Subordinated Debentures, the holders of which are required to consent to any such modification, without the consent of the holders of each Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

Book-Entry and Settlement

         If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in the form of one or more global certificates registered in the name of Cede & Co., the nominee of DTC.

         For a description of DTC and DTC's book-entry system, see "Description of the Preferred Securities -- Book-Entry-Only Issuance - The Depository Trust Company". As of the date of this Offering Circular/Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations of SunAmerica represented by one or more global securities held by DTC.

Consolidation, Merger and Sale

         The Indenture will provide that SunAmerica may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with SunAmerica unless (i) either SunAmerica will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes SunAmerica's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

Defeasance and Discharge

         Under the terms of the Indenture, SunAmerica will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if (i) SunAmerica irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debentures; (ii) SunAmerica delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated
Debentures (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) no event or condition shall exist that, pursuant to certain provisions described under "Subordination" above, would prevent SunAmerica from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debentures at the date of the irrevocable deposit referred to above. (Section 11.01).


Governing Law

         The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

Information Concerning the Trustee


         The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01). The Indenture Trustee is one of a number of banks with which SunAmerica and its subsidiaries maintain ordinary banking and trust relationships.


Miscellaneous

         SunAmerica will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of SunAmerica; provided, that, in the event of any such assignment, SunAmerica will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by SunAmerica to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11).


              RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE
     JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures held by the Property Trustee, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held by the Property Trustee will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to SunAmerica; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that SunAmerica will have sufficient resources to enable them to pay such costs and expenses on behalf of the Trust.

         Payments of distributions and other payments due on the Preferred Securities are guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee".
If SunAmerica does not make interest payments on the Junior Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Trustee Account to make such distributions or other payments.

         If an Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities may appoint a Special Representative which will be authorized to direct the Property Trustee to enforce the rights of the Trust under the Junior Subordinated Debentures. The Declaration also provides, and SunAmerica, under the Preferred Securities Guarantee, acknowledges, that a Special Representative may be appointed which will be authorized to direct the Property Trustee to enforce the Preferred Securities Guarantee if SunAmerica is in default on any of its payment obligations thereunder. In addition, if the Trustees or the Special Representative fails to enforce the Preferred Securities Guarantee, a holder of a Preferred Security may, after a period of 30 days has elapsed from such holder's written request to the Trustees or the Special Representative, as the case may be, to enforce the Preferred Securities Guarantee, institute a legal proceeding directly against SunAmerica to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

         If a Special Event shall occur and be continuing, the Trust may be dissolved with the effect that, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", Junior Subordinated Debentures held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and Common Securities will be distributed in exchange for the outstanding Preferred Securities and Common Securities. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, a business trust which exists for the sole purpose of issuing (i) Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets and (ii) Common Securities to SunAmerica and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures of SunAmerica.

         Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of Preferred Securities will be entitled to receive the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Preferred Securities Guarantee with respect to any such distribution. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of SunAmerica, the holders of Junior Subordinated Debentures would be subordinated creditors of SunAmerica, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of SunAmerica receive payments or distributions.


         A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.


                                   TAXATION


           In the opinion of Davis Polk & Wardwell, counsel to SunAmerica and the Trust, the following are the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Series B Preferred pursuant to the Offer, and of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities pursuant to the Offer ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as a hedge against or which are hedged against currency risks or as part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

ALL SERIES B PREFERRED HOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF SERIES B PREFERRED FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

Exchange of Series B Preferred for Preferred Securities

         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of a Holder who owns solely Series B Preferred, or not more than one percent of such stock and not more than one percent of any other class of SunAmerica stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor and will be long-term capital gain or loss if the Series B Preferred has been held for more than one year as of such date. A holder's aggregate tax basis in his pro rata share of the underlying Junior Subordinated Debentures will be equal to his pro rata share of their "issue price" on the Expiration Date as defined below.

         Holders of Series B Preferred who actually or constructively own more than one percent of any other class of SunAmerica stock are advised to consult their tax advisors as to the income tax consequences of exchanging Series B Preferred.

Classification of the Trust

         In connection with the issuance of the Preferred Securities, Davis Polk & Wardwell, counsel to SunAmerica and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust. Accordingly, each Securityholder will be required to include in gross income his pro rata share of the income accrued on the Junior Subordinated Debentures.

Accrual of Original Issue Discount and Premium

         The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments on the Preferred Securities.

         The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because SunAmerica has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of the Junior Subordinated Debentures will be equal to the fair market value of a share of Series B Preferred on the Expiration Date (reduced by Pre-Issuance Accrued Interest), which may be more or less than $25, with the result that the total amount of original issue discount on the Junior Subordinated Debentures may be more or less than the amount of stated interest payable with respect thereto.

         A Securityholder's initial tax basis for his pro rata share of the Junior Subordinated Debentures will be equal to his pro rata share of their "issue price," as defined above, and will be increased by original issue discount accrued with respect thereto, and reduced by the amount of cash distributions (including the amount of Pre-issuance Accrued Interest) paid to such Securityholder. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

Potential Extension of Payment Period on the Junior Subordinated Debentures

         Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto.

Distribution of Junior Subordinated Debentures to Holders of Preferred
Securities

         Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution", will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

Treatment of the Payment of Pre-issuance Accrued Interest

         "Pre-issuance Accrued Interest" payable on the first Interest Payment Date should be treated as a return of capital with respect a Securityholder's pro rata interest in the Junior Subordinated Debentures, reducing the Securityholder's tax basis in his pro rata share of the Junior Subordinated Debentures.

Market Discount and Bond Premium

         Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Disposition of the Preferred Securities

         Upon on a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.


United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law:


               (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of SunAmerica entitled to vote,
         (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to SunAmerica through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

               (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

               (iii) any gain realized by a United States Alien Holder upon the exchange of Series B Preferred for Preferred Securities will not be subject to United States federal withholding tax.

Information Reporting to Holders

         The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

Backup Withholding

         Payments made on, and proceeds from the sale of Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.


                                 LEGAL MATTERS

         The validity of the Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and SunAmerica by Davis Polk & Wardwell, New York, New York, special counsel to SunAmerica and the Trust. Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury, Baltimore, Maryland. Certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and SunAmerica by Susan L. Harris, Vice President and General Counsel - Corporate Affairs of SunAmerica. Ms. Harris holds options, granted under SunAmerica's Employee Stock Plan, to purchase in the aggregate less than 1% of SunAmerica's common stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of SunAmerica.


                                    EXPERTS

         The consolidated financial statements incorporated in this Offering Circular/Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 ERISA MATTERS

         SunAmerica and certain affiliates of SunAmerica, including Anchor National Life Insurance Company and Sun Life Insurance Company of America, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which SunAmerica or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.



         Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing shares of Series B Preferred and any other required documents should be sent by each Holder of Series B Preferred or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:


                            The Exchange Agent is:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street

               9th Floor                         8th Floor - Window 2
   Attention:  Securities Processing           New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602


                                   By Mail:

                    The First National Bank of Chicago,
                              Exchange Agent
                   Registered Securities Processing Unit
                         One First National Plaza
                                Suite 0124
                       Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938


               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)


                           The Information Agent is:


                           Georgeson & Company Inc.
                               Wall Street Plaza
                           New York, New York  10005
                        Call Toll-Free:  (800) 223-2064


         Any questions or requests for assistance or additional copies of this Offering Circular/Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                     The Dealer Manager for the Offer is:


                              Merrill Lynch & Co.


                                  APPENDIX A

Appendix A - Graphic Information Omitted from Electronic Filing


The diagram is entitled "Diagram of Offer". The diagram includes boxes representing the Trust, the Regular Trustees and the Property Trustee, SunAmerica and the Holders of Series B Preferred. Arrows between such boxes depict the exchange of Preferred Securities for Series B Preferred in the Offer, the purchase of Common Securities of the Trust by SunAmerica for cash, the purchase by the Trust with such cash of Junior Subordinated Debentures of SunAmerica and the deposit of Junior Subordinated Debentures of SunAmerica in the Trust in respect of the aggregate liquidation amount of the Preferred Securities issued in connection with the Offer. There are two explanatory notes at the bottom of the diagram, which state:

bullet Existing Holders of Series B Preferred who participate in the Offer will receive one Preferred Security of the Trust for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

bullet The principal amount of Junior Subordinated Debentures delivered to SunAmerica Capital Trust I as trust assets will be equal to the sum of (i) the aggregate liquidation amount of the Preferred Securities issued in connection with the Offer and (ii) an amount equal to the purchase price of the Common Securities issued to SunAmerica, all of which will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures.


                                    PART II

           INFORMATION NOT REQUIRED IN OFFERING CIRCULAR/PROSPECTUS

Item 20.  Indemnification of Directors and Officers.


         Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of SunAmerica's Restated Articles of Incorporation (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving SunAmerica, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, SunAmerica's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by SunAmerica. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

         Pursuant to the Declaration, to the fullest extent permitted by applicable law, the Trust shall indemnify and hold harmless each Trustee, any Special Representative, any affiliate of a Trustee or any Special Representative or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trustees or any Special Representative, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any such indemnity shall be provided out of and to the extent of the Trust's assets only, and no Trustee, any affiliate of a Trustee or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Trustee or its respective affiliates, or any employee or agent of the Trust or any Special Representative shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified.

Item 21.  Exhibits.

EXHIBIT NO.                DOCUMENT
- -----------                --------

1.1           Form of Dealer Manager Agreement*
4.1 Form of Indenture between SunAmerica and The First National Bank of Chicago, as Trustee*
4.2           Form of First Supplemental Indenture to
              Indenture*
4.3           Certificate of Trust of SunAmerica Capital
              Trust I*
4.4           Declaration of Trust of SunAmerica Capital
              Trust I*
4.5 Form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust I*
4.6           Form of Preferred Security (included in Exhibit
              4.5 above)*
4.7 Form of Junior Subordinated Debenture (included in Exhibit 4.2)*
4.8 Form of Guarantee Agreement with respect to Preferred Securities (included in Exhibit 4.5 above)*

4.9 Senior Indenture, dated as of December 15, 1991, between SunAmerica and Bank of America NT & SA (formerly Security Pacific National Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No.
              4.1 to SunAmerica's Registration Statement No. 33-44084 on Form S-3, filed November 20, 1991.
4.10 Senior Debt Indenture, dated as of April 15, 1993, between SunAmerica and The First National Bank of Chicago, as Trustee, defining the rights of the holders of SunAmerica's 8 1/8% Debentures due April 28, 2023 and certain other debt securities of SunAmerica, is incorporated herein by reference to Exhibit 4(h) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.
4.11 Tri-Party Agreement, dated as of July 1, 1993, among The First National Bank of Chicago, Bank of America, NT & SA and SunAmerica, appointing The First National Bank of Chicago as Successor Trustee to Bank of America NT & SA for SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit 4(i) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.
5.1           Opinion of Davis Polk & Wardwell*
5.2           Opinion of Piper & Marbury*

5.3           Opinion of Richards, Layton & Finger*

8.1           Tax Opinion of Davis Polk & Wardwell*
12.1 Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends
23.1          Consent of Price Waterhouse LLP
23.2          Consents of Davis Polk & Wardwell (included in
              Exhibits 5.1 and 8.1 above)*

23.3          Consent of Piper & Marbury (included in Exhibit
              5.2 above)*
23.4 Consent of Richards, Layton & Finger (included in Exhibit 5.3 above)*
24.1 Powers of Attorney for SunAmerica (included on signature pages)**
24.2          Powers of Attorney for SunAmerica Capital Trust
              I (included in Exhibit 4.4)*

25.1          Statement of Eligibility under the Trust
              Indenture Act of 1939, as amended, of
              The First National Bank of Chicago, as Trustee under the Indenture**
99.1          Proposed Form of Letter of Transmittal*
99.2          Proposed Form of Notice of Guaranteed Delivery*

99.3          Proposed Form of Letter to Brokers, Dealers,
              Commercial Banks, Trust Companies and Other
              Nominees*
99.4          Proposed Form of Letter to Clients*
99.5          Form of Exchange Agent Agreement*
99.6          Form of Information Agent Agreement*
99.7          Form of Newspaper Announcement*
99.8          Proposed Form of SunAmerica Letter to Holders
              of 9 1/4% Preferred Stock, Series B*
____________________________
*  To be filed by amendment.
** Previously filed.


Item 22.  Undertakings.

         Each of the Registrants hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SunAmerica's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (3) To respond to requests for information that is incorporated by reference into the Offering Circular/Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

         (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of February, 1995.

                                       SUNAMERICA INC.

                                       By:  /s/ James R. Belardi
                                            -------------------------------
                                            Name:  James R. Belardi
                                            Title: Senior Vice President
                                                     and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                        Date
       ---------                       -----                        ----

          *                 Chairman, President and Chief    February 17, 1995
- ------------------------    Executive Officer (Principal
       Eli Broad            Executive Officer) of
                            SunAmerica Inc. and President
                            (Principal Executive Officer)
                            of SunAmerica Financial, Inc.


          *                 Senior Vice President and        February 17, 1995
- ------------------------    Treasurer (Principal Financial
   James R. Belardi         Officer)


          *                 Senior Vice President and        February 17, 1995
- ------------------------    Controller (Principal
   Scott L. Robinson        Accounting Officer)


          *                 Director                         February 17, 1995
- ------------------------
   Ronald J. Arnault


          *                 Director                         February 17, 1995
- ------------------------
  Karen Hastie-Williams


          *                 Director                         February 17, 1995
- ------------------------
    David O. Maxwell


          *                 Director                         February 17, 1995
- ------------------------
     Barry Munitz


          *                 Director                         February 17, 1995
- ------------------------
    Lester Pollack


          *                 Director                         February 17, 1995
- ------------------------
    Richard D. Rohr


          *                 Director                         February 17, 1995
- ------------------------
  Sanford C. Sigoloff


          *                 Director                         February 17, 1995
- ------------------------
   Harold M. Williams


* By  /s/ Susan L. Harris
      ---------------------
       (Attorney-in-Fact)


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Capital Trust I has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this
day of               , 1995.


                                 SUNAMERICA CAPITAL TRUST I


                                       By                       , as Trustee
                                            ------------------------
                                            Name:  James R. Belardi
                                            Title:   Trustee


                                       By                        , as Trustee
                                            -----------------------
                                            Name:  Scott L. Robinson
                                            Title:   Trustee


                                       By:  The Chase Manhattan Bank (USA),
                                              as Trustee

                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Title                        Date
       ---------                       -----                        ----


                            Trustee of SunAmerica Capital              , 1995
- ------------------------      Trust I
    James R. Belardi
                            Trustee of SunAmerica Capital              , 1995
- ------------------------       Trust I
    Scott L. Robinson



The Chase Manhattan Bank (USA),
Trustee of SunAmerica Capital Trust I

By:_____________________                                           , 1995
   Name:
   Title:


                                 EXHIBIT INDEX


EXHIBIT NO.                DOCUMENT                               PAGE
- -----------                --------                               ----

1.1            Form of Dealer Manager Agreement*

4.1            Form of Indenture between SunAmerica and The First
               National Bank of Chicago, as Trustee*

4.2            Form of First Supplemental Indenture to Indenture*

4.3            Certificate of Trust of SunAmerica Capital Trust I*

4.4            Declaration of Trust of SunAmerica Capital Trust I*

4.5 Form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust I*

4.6 Form of Preferred Security (included in Exhibit 4.5 above)*

4.7            Form of Junior Subordinated Debenture (included in
               Exhibit 4.2)*

4.8 Form of Guarantee Agreement with respect to Preferred Securities (included in Exhibit 4.5)*

4.9 Senior Indenture, dated as of December 15, 1991, between SunAmerica and Bank of America NT & SA (formerly Security Pacific National Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No. 4.1 to SunAmerica's Registration Statement No. 33-44084 on Form S-3, filed November 20, 1991.

4.10 Senior Debt Indenture, dated as of April 15, 1993, between SunAmerica and The First National Bank of Chicago, as Trustee, defining the rights of the holders of SunAmerica's 8 1/8% Debentures due April 28, 2023 and certain other debt securities of SunAmerica, is incorporated herein by reference to Exhibit 4(h) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

4.11 Tri-Party Agreement, dated as of July 1, 1993, among The First National Bank of Chicago, Bank of America, NT & SA and SunAmerica, appointing The First National Bank of Chicago as Successor Trustee to Bank of America NT & SA for SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit 4(i) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

5.1            Opinion of Davis Polk & Wardwell*


5.2            Opinion of Piper & Marbury*

5.3            Opinion of Richards, Layton & Finger*

8.1            Tax Opinion of Davis Polk & Wardwell*


12.1 Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends

23.1           Consent of Price Waterhouse LLP

23.2           Consents of Davis Polk & Wardwell (included in Exhibits
               5.1 and 8.1 above)*

23.3 Consent of Piper & Marbury (included in Exhibit 5.2 above)*

23.4           Consent of Richards, Layton & Finger (included in Exhibit
               5.3 above)*

24.1 Powers of Attorney for SunAmerica (included on signature pages)**

24.2           Powers of Attorney for SunAmerica Capital Trust I
               (included in Exhibit 4.4)*

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**

99.1           Proposed Form of Letter of Transmittal*

99.2           Proposed Form of Notice of Guaranteed Delivery*

99.3 Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.4           Proposed Form of Letter to Clients*

99.5           Form of Exchange Agent Agreement*

99.6           Form of Information Agent Agreement*

99.7           Form of Newspaper Announcement*

99.8 Proposed Form of SunAmerica Letter to Holders of 9 1/4% Preferred Stock, Series B*

___________
*  To be filed by amendment.

** Previously filed.